UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2019 (January 31, 2019)

Pandora Media, LLC
(as successor to Pandora Media, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Franklin Street, Suite 700

Oakland, CA 94612

(Address of principal executive offices, including zip code)

(510) 451-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On September 23, 2018, Pandora Media, Inc. (“Pandora”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Sirius XM Holdings Inc., a Delaware corporation (“Sirius XM”), and White Oaks Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Sirius XM (“Merger Sub”). On October 25, 2018, Sirius XM Radio Inc., a wholly-owned subsidiary of Sirius XM (“Sirius XM Radio”), Billboard Holding Company, Inc., a wholly-owned subsidiary of Pandora (“New Holding Company”), and Billboard Acquisition Sub, Inc., a wholly-owned subsidiary of New Holding Company (“Holdco Merger Sub”) entered into a joinder agreement to become parties to the Merger Agreement.

On February 1, 2019, pursuant to the Merger Agreement, and subject to the terms and conditions set forth in the Merger Agreement, Holdco Merger Sub merged with and into Pandora (the “Holding Company Merger”), with Pandora surviving the Holding Company Merger as a wholly-owned subsidiary of New Holding Company. Immediately following the Holding Company Merger, Pandora converted into a limited liability company (the “Conversion”). Immediately following the Conversion, Merger Sub merged with and into New Holding Company (the “Merger”), with New Holding Company surviving the merger as a wholly-owned subsidiary of Sirius XM. Immediately following the Merger, New Holding Company merged with and into Sirius XM Radio (the “Sirius XM Radio Merger” and, together with the Holding Company Merger, the Conversion and the Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Sirius XM Radio surviving the Sirius XM Radio merger, whereupon the separate existence of New Holding Company ceased and Pandora became a wholly-owned subsidiary of Sirius XM Radio.

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the consent solicitations (the “Consent Solicitations”) with respect to certain proposed amendments to each of the indentures (the “Indentures”) governing Pandora’s 1.75% Convertible Senior Notes due 2020 (the “2020 Notes”) and 1.75% Convertible Senior Notes due 2023 (together with the 2020 Notes, the “Notes”) commenced by Sirius XM Radio on January 18, 2019 and following the receipt of the requisite consents to adopt the proposed amendments to the indenture governing the 2023 Notes (the “2023 Notes Proposed Amendments”), on January 31, 2019, Pandora and Citibank, N.A., as trustee under the indenture governing the 2023 Notes (the “Trustee”), executed the First Supplemental Indenture, dated as of January 31, 2019 (the “2023 Notes First Supplemental Indenture”), to the indenture governing the 2023 Notes, dated as of June 1, 2018 (the “2023 Notes Indenture”), between Pandora and the Trustee, giving effect to the 2023 Notes Proposed Amendments. The 2023 Notes Proposed Amendments expressly permit the Transactions. The 2023 Notes Proposed Amendments also provide each holder of the 2023 Notes with a right to require Pandora to repurchase such holder’s 2023 Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the applicable repurchase date, subject to certain conditions, including that the secondary market trading price of the 2023 Notes is below 100% for a specified number of trading days.

On February 1, 2019, Sirius XM paid the consent fees to consenting holders in connection with each Consent Solicitation. Upon payment of the applicable consent fees, the previously described first supplemental indenture to the indenture governing the 2020 Notes and the 2023 Notes First Supplemental Indenture became operative. For additional information regarding the first supplemental indenture to the indenture governing the 2020 Notes, see Pandora’s Current Report on Form 8-K dated January 31, 2019.

In connection with the Transactions, on February 1, 2019, Pandora entered into second supplemental indentures (the “Second Supplemental Indentures”) and third supplemental indentures (the “Third Supplemental Indentures” and, collectively with the Second Supplemental Indentures, the “Supplemental Indentures”) with respect to each of (i) the Indenture, dated as of December 9, 2015, between Pandora and Citibank, N.A., as trustee, governing Pandora’s 1.75% Convertible Senior Notes due 2020 (the “2020 Notes Indenture”) and (ii) the 2023 Notes Indenture, relating to the Holding Company Merger and the Merger. As of the date hereof, approximately $152.1 million aggregate principal amount of 2020 Notes and approximately $192.9 million aggregate principal amount of 2023 Notes remain outstanding.

Pursuant to the Supplemental Indentures, and as a result of the Transactions, the conversion consideration for each $1,000 principal amount of each series of the Notes has been changed into the right to convert such principal amount of each series of the Notes into a corresponding number of shares of Sirius XM’s common stock, par value $0.001 per share (the “Sirius XM Common Stock”), that a holder of such number of Pandora’s common stock, par value $0.0001 per share (“Pandora Common Stock”), equal to the applicable conversion rate immediately prior to the Transactions would have been entitled to receive upon the consummation of the Transactions. Upon consummation of the Transactions, the conversion rate applicable to the 2020 Notes was 87.7032 shares of Sirius XM Common Stock per $1,000 principal amount of the 2020 Notes, and the conversion rate applicable to the 2023 Notes was 150.4466 shares of Sirius XM Common Stock per $1,000 principal amount of the 2023 Notes. In addition, pursuant to the Third Supplemental Indentures, Sirius XM has provided an unconditional guarantee of the payment and performance obligations of Pandora under each series of the Notes and the Indentures.

Each series of the Notes is convertible under certain circumstances into cash, Sirius XM Common Stock or a combination thereof, at Pandora’s election (such election, the “Settlement Method”). Pursuant to the Third Supplemental Indenture relating to the 2020 Notes, Pandora has irrevocably elected and determined that the Settlement Method to settle all conversion obligations from and after February 1, 2019 with respect to the 2020 Notes shall solely be cash.

The Indentures provide for customary events of default, which include nonpayment of principal or interest, breach of covenants, payment defaults of other indebtedness and certain events of bankruptcy.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indentures, which are included as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 hereto and incorporated into herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Transactions, on February 1, 2019, Pandora terminated that certain Credit Agreement (as amended, the “Credit Agreement”), dated as of December 29, 2017, by and among Pandora and Pandora Media California, LLC, a wholly owned subsidiary of Pandora, as borrowers, the lenders from time to time party thereto, Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), as administrative agent for each member of the Lender Group and the Bank Product Providers, as defined therein, JPMorgan Chase Bank, N.A. (“JPM”), Morgan Stanley Senior Funding, Inc. (“MSSF”) and Wells Fargo as joint lead arrangers, and JPM, MSSF, and Wells Fargo as joint book runners.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which was filed as an exhibit to Pandora’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

As a result of the Transactions, each former share of Pandora Common Stock, issued and outstanding immediately prior to the effective time (excluding any such shares owned by Pandora, Sirius XM or any subsidiary of Sirius XM) was converted into the right to receive 1.44 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of Sirius XM Common Stock.

Further, pursuant to the Transactions, (i) each option granted by Pandora under its stock incentive plans to purchase shares of Pandora Common Stock, whether vested or unvested, was assumed and converted into an option to purchase shares of Sirius XM Common Stock, with appropriate adjustments (based on the Exchange Ratio) to the exercise price and number of shares of Sirius XM Common Stock subject to such option, and has the same vesting schedule and exercise conditions as in effect as of immediately prior to the closing of the Transactions; (ii) each unvested restricted stock unit granted by Pandora under its stock incentive plans was assumed and converted into an unvested restricted stock unit of Sirius XM, with appropriate adjustments (based on the Exchange Ratio) to the number of shares of Sirius XM Common Stock to be received, and has the same vesting schedule and settlement date as in effect as of immediately prior to the closing of the Transactions; and (iii) each unvested performance award granted by Pandora under its stock incentive plans was cancelled and forfeited since the per share value of merger consideration at the closing of the Transactions as determined pursuant to the Merger Agreement was less than $20.00.

The foregoing description of the Transactions and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Pandora’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2018, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2019, Pandora notified The New York Stock Exchange (“NYSE”) of the effectiveness of the Transactions. As a result, trading in shares of Pandora Common Stock on NYSE ceased prior to the opening of the market on February 1, 2019 and Pandora has requested that NYSE file with the SEC an application on Form 25 to remove shares of Pandora Common Stock from listing on NYSE. Pandora intends to file a certificate on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01 and Item 3.01 is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transactions, Roger Lynch stepped down as the chief executive officer of Pandora and Naveen Chopra stepped down as the chief financial officer of Pandora. Each of Messrs. Lynch and Chopra is a participant in the Pandora Media, Inc. Executive Severance and Change of Control Policy (the “CIC Policy”). Each of Messrs. Lynch and Chopra has executed a general release of claims in favor of Pandora, and will receive the severance payments and benefits set forth in Section 5 of the CIC Policy in connection with the termination of his employment with Pandora.

Following the termination of their employment with Pandora, Messrs. Lynch and Chopra have agreed to assist Pandora with the transition of their duties. Mr. Lynch has agreed to remain a consultant of Pandora for a period of three months following the termination of his employment with Pandora, and will receive consulting fees of $133,333 per full month. Mr. Chopra has agreed to remain a consultant of Pandora for a period of two months following the termination of his employment with Pandora, and will receive consulting fees of $40,834 per full month.

Each of Messrs. Lynch and Chopra will remain subject to his existing restrictive covenant obligations (such as non-solicitation and confidentiality requirements) following the termination of his employment with Pandora, including during the period he provides consulting services to Pandora.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Holding Company Merger until the effective time of the Conversion, pursuant to the Merger Agreement, the amended and restated certificate of incorporation of Pandora was amended and restated in its entirety as set forth in Exhibit 3.1 hereto and the amended and restated bylaws of Pandora were amended and restated in their entirety as set forth in Exhibit 3.2 hereto. At the effective time of the Conversion, Pandora filed with the Secretary of State of the State of Delaware a certificate of conversion and a certificate of formation, adopted a limited liability company agreement as set forth in Exhibit 3.3 hereto and changed its name from “Pandora Media, Inc.” to “Pandora Media, LLC.”

The amended and restated certificate of incorporation, amended and restated bylaws and the limited liability company agreement are included as Exhibits 3.1, 3.2 and 3.3 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Document
2.1	Agreement and Plan of Merger and Reorganization dated as of September 23, 2018, by and among Sirius XM Holdings Inc., a Delaware corporation, White Oaks Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Sirius XM Holdings, Inc., and Pandora Media, Inc., a Delaware corporation (attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Pandora on September 24, 2018).
3.1	Second Amended and Restated Certificate of Incorporation of Pandora Media, Inc.
3.2	Amended and Restated Bylaws of Pandora Media, Inc.
3.3	Limited Liability Company Agreement of Pandora Media, LLC.
4.1	First Supplemental Indenture, dated as of January 31, 2019, between Pandora Media, Inc. and Citibank, N.A., as the trustee, relating to the 2023 Notes.
4.2	Second Supplemental Indenture, dated as of February 1, 2019, between Pandora Media, Inc., Billboard Holding Company and Citibank, N.A., as the trustee, relating to the 2020 Notes.
4.3	Third Supplemental Indenture, dated as of February 1, 2019, between Pandora Media, LLC, Sirius XM Holdings, Inc. and Citibank, N.A., as the trustee, relating to the 2020 Notes.
4.4	Second Supplemental Indenture, dated as of February 1, 2019, between Pandora Media, Inc., Billboard Holding Company, Inc. and Citibank, N.A., as the trustee, relating to the 2023 Notes.
4.5	Third Supplemental Indenture, dated as of February 1, 2019, between Pandora Media, LLC, Sirius XM Holdings, Inc. and Citibank, N.A., as the trustee, relating to the 2023 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANDORA MEDIA, LLC (as successor to Pandora Media, Inc.)

Dated: February 1, 2019	By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Secretary